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                                                                   EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 5, 2000 relating to the financial statements of Ebiz Enterprises, Inc. (and to all references to our Firm) included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
    July 17, 2001